Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION ANNOUNCES

FOURTH QUARTER CASH DIVIDEND

GETTYSBURG, PA, October 22, 2020 --- The Board of Directors of ACNB Corporation recently approved and declared the payment of the regular quarterly cash dividend. The cash dividend of $0.25 per share is payable on December 15, 2020, to shareholders of record on December 1, 2020. This per share amount will result in aggregate dividend payments of approximately $2.2 million to ACNB Corporation shareholders in the fourth quarter of 2020. In comparison to a year ago, ACNB Corporation also paid a $0.25 dividend per share in the fourth quarter of 2019.

“In continuing ACNB Corporation’s long-standing history of a quarterly cash dividend, the Board of Directors voted to provide a fourth quarter cash dividend of $0.25 per share, which is the same amount paid for the past six quarters beginning in June 2019,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “Despite this year’s unprecedented times due to the impacts of the COVID-19 pandemic, with the payment of a stable dividend, the Board of Directors remains committed to the shareholders who invest their money in our future. We may have changed how we worked during this pandemic; however, we did not change the purpose of our work. At ACNB Corporation’s community banking and insurance agency subsidiaries, we are resilient and looking to the future---as are the customers and communities we proudly serve.”

With this fourth quarter dividend, the regular quarterly cash dividends paid to shareholders for the

ACNB Corporation

Press Release/Fourth Quarter Cash Dividend

October 22, 2020

year of 2020 will total $1.00 per share. This per share amount will result in aggregate dividend payments of approximately $8.7 million to ACNB Corporation shareholders for 2020---a year-over-year increase of approximately $1.8 million including the 2020 dividends paid to new shareholders resulting from the acquisition of Frederick County Bancorp, Inc. and its wholly-owned subsidiary, Frederick County Bank, effective January 11, 2020. In comparison to a year ago, ACNB Corporation paid a total of $0.98 per share in 2019 and an aggregate of more than $6.9 million to shareholders during the same period.

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.4 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 21 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and seven community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking

ACNB Corporation

Press Release/Fourth Quarter Cash Dividend

October 22, 2020

statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Tax Cuts and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2020-28

October 22, 2020